EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Jack in the Box Inc., dated November 18, 2025, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

DATED: November 18, 2025

GreenWood Investors LLC

By:	/s/ Steven Wood
Name:	Steven Wood
Title:	Authorized Person

Steven Wood
By:	/s/ Steven Wood
Name:	Steven Wood